Exhibit 99.1

Xponential Fitness, Inc. Announces CFO Transition

Robert Julian Appointed Interim Chief Financial Officer

Company Reaffirms Fiscal Year 2026 Outlook

IRVINE, Calif., March 10, 2026 - Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), one of the leading global franchisors of boutique health and wellness brands, today announced that John Meloun, Chief Financial Officer, has separated from the Company effective March 9, 2026. Robert Julian has been appointed interim Chief Financial Officer, effective March 16, 2026.

Mr. Julian brings more than 30 years of financial leadership experience, having previously served as the Chief Financial Officer of TheRealReal, Inc. (NASDAQ: REAL), Callaway Golf (formerly NYSE: ELY), Executive Vice President and Chief Financial Officer at Sportsman’s Warehouse (NASDAQ: SPWH), and Executive Vice President and Chief Financial Officer and Treasurer at Deluxe Entertainment Services Group.

The Company has engaged a leading search firm to find a permanent Chief Financial Officer.

Mike Nuzzo, CEO of Xponential Fitness, Inc., commented, “On behalf of the entire Xponential team, I would like to thank John for his significant contributions to the Company over the past eight years. We appreciate his efforts and wish him continued success in his next chapter.”

Mr. Nuzzo continued, “Looking ahead, I have full confidence in Robert’s ability to lead the business forward as he assumes the interim Chief Financial Officer role. Robert brings deep financial expertise, significant public company experience in the consumer space, and a steady, strategic approach that will be invaluable as we focus on execution to drive long-term value for our franchisees, partners, and shareholders.”

Today, Xponential reaffirmed its full-year 2026 financial guidance, as previously announced in the fourth quarter and full-year 2025 earnings release issued on February 26, 2026.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of five brands spanning modalities including Pilates, barre, stretching, strength training and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 28 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. Forward-looking statements include, without limitation, statements regarding the expected leadership impact of Mr. Julian and the Company’s 2026 outlook. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: franchisees’ ability to generate sufficient revenues; our ability to anticipate and satisfy consumer preferences; risks related to loss of reputation and brand awareness; our ability to manage changes in executive leadership; our ability to attract and retain key senior management and key employees; risks relating to expansion into international markets; macroeconomic conditions or economic downturns; geopolitical uncertainty, including the impact of the presidential administration in the U.S. trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2025, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com